FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  October 30, 2003

Commission File Number 1-13123

METALS USA, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	76-0533626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Three Riverway, Suite 600 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 965-0990

METALS USA, INC.

FORM 8-K

ITEM  5.                          OTHER EVENTS

Text of Press Release Dated October 29, 2003 –

METALS USA REPORTS PROFITABLE THIRD QUARTER RESULTS

October 29, 2003 – HOUSTON, TEXAS – Metals USA, Inc. (AMEX: MLT), a leader in the metals processing and distribution industry, today announced results for the three and nine months ended September 30, 2003.  Net income in the third quarter of 2003 was $2.8 million, or $0.14 per share, compared to a net loss for the predecessor company of $5.0 million, or a $0.14 loss per share for the third quarter of 2002, and a $0.11 income per share reported in the second quarter of 2003.

Sales for the third quarter of 2003 were $245.1 million, compared to sales for the predecessor company of $238.8 million reported for the third quarter of 2002, and above sales of $242.3 million reported in the second quarter of 2003.  Operating income for the third quarter of 2003 was $5.9 million, compared to operating income for the predecessor company of $7.2 million reported in the third quarter of 2002, and better than the operating income of $5.0 million reported in the second quarter of 2003.

Sales for the first nine months of 2003 were $713.7 million, compared to sales for the predecessor company of $732.8 million reported for the first nine months of 2002.  Net income in the first nine months of 2003 was $4.9 million, or $0.24 per share, compared to net loss of $19.2 million or $0.53 per share for the first nine months of 2002.

C. Lourenco Goncalves, President and CEO stated, “We are pleased to announce Metals USA’s third consecutive quarterly improvement in profitability.  We have taken significant strides toward the improvement of our relationship with both our suppliers and customers.  Nothing is more important than that.  We are focusing much of our efforts to being the best customer for the domestic steel and aluminum mills in order to build as strong a relationship as possible.  A strong partnership with the domestic mills should benefit ourselves, the mills and our customers.  I believe that the metals business is relationship driven, and that is one of the keys for the present and future success of Metals USA.”

Metals USA has scheduled a conference call for Thursday, October 30, 2003 at 3:00 p.m. eastern standard time.  A replay of the call will be available approximately two hours after the live broadcast ends and will be available until November 6, 2003.  To access the replay, dial (888) 203-1112 and enter the pass code 528297.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s website at www.metalsusa.com.  To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, an archive will be available at the Company’s website shortly after the call.

Metals USA, Inc. is a leading metals processor and distributor in North America.  Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets.  For more information, visit the company’s website at www.metalsusa.com.

The information contained in this release is limited and the Company encourages interested parties to read the Company’s Form 10-K and 10-Q’s which are on file with the Securities and Exchange Commission for more complete information.  Additionally, copies of the Company’s filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company’s website at www.metalsusa.com.

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements.  These factors include, but are not limited to, those disclosed in the Company’s periodic filings with the Securities and Exchange Commission.

Metals USA, Inc.
Unaudited Consolidated Statements of Operations
(In millions, except per share amounts and shipments)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2003	2002	2003	2003	2002
	Successor Company	Predecessor Company	Successor Company	Successor Company	Predecessor Company
Revenues:
Net sales	$245.1	$238.8	$242.3	$713.7	$732.8
Cost of sales	185.5	180.2	184.1	544.0	553.0
Gross profit	59.6	58.6	58.2	169.7	179.8
Operating cost and expenses:
Operating and delivery	31.6	28.7	30.4	90.9	92.4
Selling, general and administrative	21.9	20.9	22.7	66.1	69.8
Depreciation and amortization	0.2	2.2	0.1	0.3	6.5
Asset impairments	—	(0.4)	—	—	3.1
Operating income	5.9	7.2	5.0	12.4	8.0
Other (income) expense:
Interest expense	1.1	4.4	1.6	4.4	14.8
Other (income) expense, net	0.1	(0.2)	(0.2)	(0.2)	(0.6)
Reorganization expense	—	10.7	—	—	19.8
Income (loss) before income taxes and discontinued operations	4.7	(7.7)	3.6	8.2	(26.0)
Provision (benefit) for income taxes	1.9	(3.6)	1.3	3.2	(7.6)
Income (loss) before discontinued operations	2.8	(4.1)	2.3	5.0	(18.4)
Discontinued operations, net of taxes	—	(0.9)	—	(0.1)	(0.8)
Net income (loss)	$2.8	$(5.0)	$2.3	$4.9	$(19.2)

Net income (loss) per share - basic and diluted:
Before discontinued operations	$0.14	$(0.11)	$0.11	$0.25	$(0.50)
Discontinued operations	—	(0.03)	—	(0.01)	(0.03)
Total	$0.14	$(0.14)	$0.11	$0.24	$(0.53)

Shares used in earnings per share calculations:
Basic and Diluted	20.2	36.5	20.2	20.2	36.5

Non GAAP Financial and Other Information
Shipments (a)	324	307	323	951	995

(a)  Expressed in thousands of tons (excludes Building Products business).

Metals USA, Inc.
Unaudited Consolidated Condensed Balance Sheets
(In millions)

	September 30, 2003	June 30, 2003	December 31, 2002
	Successor Company	Successor Company	Successor Company
Assets
Current assets:
Cash	$10.4	$9.8	$6.3
Accounts receivable, net of allowance	128.3	126.5	113.2
Inventories	198.2	191.0	224.7
Prepaid expenses and other	4.3	5.5	19.9
Operations held for sale	0.0	0.0	5.4
Total current assets	341.2	332.8	369.5
Property and equipment, net	9.0	6.9	0.5
Other assets, net	3.6	2.6	3.7
Total assets	$353.8	$342.3	$373.7

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33.7	$29.9	$24.6
Accrued liabilities	32.6	31.9	29.9
Income taxes payable	0.4	1.3	0.0
Current portion of long-term debt	0.4	0.4	1.3
Operations held for sale	0.0	0.0	0.2
Total current liabilities	67.1	63.5	56.0
Long-term debt, less current portion	82.7	80.0	127.4
Other long-term liabilities	7.3	7.7	1.3
Total liabilities	157.1	151.2	184.7
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.1 par value, 5,000,000 shares authorized; none issued	0.0	0.0	0.0
Common stock. $.01 par value, 200,000,000 shares authorized; 20,154,710 shares issued	0.2	0.2	0.2
Additional paid-in capital	194.9	192.1	192.1
Retained deficit	1.6	(1.2)	(3.3)
Total stockholders’ equity	196.7	191.1	189.0
Total liabilities and stockholders’ equity	$353.8	$342.3	$373.7

Metals USA, Inc.

Unaudited Consolidated Condensed Statements of Cash Flows
(In millions)

	Nine Months Ended September 30,
	2003	2002
	Successor Company	Predecessor Company
Cash flows from operating activities:
Net income (loss)	$4.9	$(19.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net (income) loss from discontinued operations	0.1	0.8
Asset impairments and integration	—	3.1
Gain on sale of property and equipment	(0.1)	(0.4)
Provision for bad debts	2.1	3.3
Amortization of deferred financing costs	0.5	—
Depreciation and amortization	0.3	6.5
Changes in operating assets and liabilities, net of non-cash transactions:
Accounts receivable	(16.3)	(20.0)
Inventories	30.6	(36.2)
Prepaid expenses and other	14.0	(2.4)
Accounts payable and accrued liabilities	17.8	9.4
Income taxes payable	0.4	17.2
Other operating	(1.3)	1.7
Net cash provided by (used in) continuing operating activities	53.0	(36.2)
Net cash provided by (used in) discontinued operating activities	(0.3)	34.2
Net cash provided by (used in) operations	52.7	(2.0)

Cash flows from investing activities:
Sale of assets	5.8	80.3
Purchase of assets	(8.8)	(2.2)
Net cash provided by (used in) investing activities	(3.0)	78.1

Cash flows from financing activities:
Net borrowings (repayments) on credit facilities	(43.1)	(278.2)
Net borrowings on DIP Financing	—	167.2
Net repayments on long-term debt	(2.5)	(1.7)
Deferred financing costs	—	(2.6)
Net cash provided by (used in) financing activities	(45.6)	(115.3)

Net increase (decrease) in cash	4.1	(39.2)
Cash, beginning of period	6.3	72.4
Cash, end of period	$10.4	$33.2

ITEM 7.                             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, who has signed this report on behalf of the Registrant.

METALS USA, INC.

Date: October 30, 2003	By:	/s/ Terry L. Freeman
Terry L. Freeman
Senior Vice President and Chief Financial Officer